UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    October 31, 2017

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

CAMBREX CORPORATION

Form 8-K

Current Report

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Board of Directors of Cambrex Corporation appointed Dr. Gregory B. Brown, M.D. 64, as a member of the Company’s Board of Directors for a term expiring on the date of its 2018 annual meeting. He will serve on the Audit and Regulatory Affairs Committees. Dr. Brown’s appointment increases the size of the Board to 10 members.

In 2007, Dr. Brown co-founded HC Royalty Advisory Board, a healthcare-focused private asset management firm investing in biopharmaceutical and medical products. He has been the Vice Chairman of the Board of Directors and Chairman of the Strategic Advisory Board at HC Royalty since 2016, and has been involved in more than $1 billion of royalty financings.

Dr. Brown currently serves as Chairman of the Board of Caladrius Biosciences, Inc., a clinical stage development company with cell therapy products in development based on multiple technology platforms and targeting autoimmune and select cardiology indications. He is also a member of the Board and Audit Committee of Faron Pharmaceuticals, Oy, as well as a member of the Board, Audit, Governance and Product Selection Committees of MonoSol Rx, LLC, a specialty pharmaceutical company leveraging its proprietary PharmFilm technology to deliver drugs. Dr. Brown also serves on the Board of Vanderbilt Clinical S.a.r.l. He holds a B.A. from Yale, an M.D. from SUNY Upstate Medical Center and M.B.A. from Harvard Business School.

Dr. Brown will be paid in accordance with the Company’s non-employee director compensation program, prorated for the current year, which is as follows: the compensation for non-employee directors consists of an annual retainer of $55,000 plus $5,000 annual retainer for each Committee he is a member of, and an annual award of such number of restricted stock units equivalent in value to $70,000 (determined by dividing $70,000 by the average of the highest and lowest trading prices of the Company’s stock as reported on the NYSE on the date of the award) and an option to purchase $45,000 in value of shares of the Company’s common stock (estimated on the date of the grant using the Black-Scholes option-pricing model based on the director’s age and expected retirement date).

Item 9.01 - Financial Statements and Exhibits

(d)      Exhibits

(99.1)            Press release issued by Cambrex Corporation dated November 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date: November 3, 2017	By: /s/ Samantha Hanley
Name: Samantha Hanley
Title: Vice President

Exhibit 99.1         Press release dated November 3, 2017.